Exhibit 10.20

EMPLOYMENT AGREEMENT

This Agreement is made this 28 day of October 2009.

BETWEEN

(1) WLG Inc. (the "Company") of Unit 1301, 13/Floor, Ever Gain Plaza, Tower One, 88 Container Port Road, Kwai Chung, New Territories, Hong Kong and

(2) Mr. Andrew Jillings ("the Employee")

NOW IT IS AGREED as follows:

1. Employment

The Company will employ the employee and the employee will serve the Company on the terms and conditions set out in this Agreement.

2. Position

The employee will serve as the Chief Executive Officer of WLG Inc. and its' subsidiary companies

3. Duration/Termination of Employment

3.1 The employment of the employee will commence on 1 March, 2010. The date on which the employment commences as aforesaid is referred to as the "Commencement Date".

3.2(a) Either party may terminate this Agreement by the provision of one (1) month's written notice to the other party. After 24 months this provision will increase to six (6) month's written notice.

(b) Notwithstanding anything in this Agreement, the board shall be entitled to terminate forthwith this Agreement in the following cases, namely: The employee is guilty of dishonesty or serious recurring misconduct, or gravely neglects or refuses to

discharge his duties or gravely fails to observe the employer's disciplinary rules or any other important rule, regulation or policy of the employer applicable to the employee.

4. **Duties**

4.1 During the continuance of his employment, the employee shall:

(a) diligently, faithfully and to the best of his skill and ability serve the Company and perform the duties assigned to him acting at all times in accordance with the instructions of the Company;

(b) devote the whole of his time and attention to the business of the Company, and shall not without the prior written consent of the Company engage in any other business;

(c) observe and comply with the rules and regulations from time to time reasonably prescribed by the Company and conduct himself properly towards the Company, the other employees and the customers of the Company; and

(d) at all times comply with all laws customs and regulations in force in Hong Kong.

4.2 In addition to the Company, the employee will be required (without additional remuneration or payment) to attend to the business and affairs of the Company's associated or related companies as the Company may from time to time direct.

5. **Place of Work**

The employee will be stationed in Hong Kong at the request of the Company. He will be required to undertake duties and travel locally and overseas as the Company may from time to time direct.

6. **Working Hours**

The employee may be required to work such hours outside normal working hours as the Company considers necessary to meet the needs of the Company its associated or related companies, and the employee shall not be entitled to overtime or other payment for such further hours.

7. **Salary and Bonus**

Salary

The employee will be paid a fixed gross annual salary of HKD 4,152,000 per annum

(i.e. HKD346,000 per month x 12) payable in arrears on the last day of each month.

Performance Bonus

The Employee will be eligible for a discretionary bonus payment based on the annual benchmarks to be set by the Company and agreed by the employee.

8. **Stocks Options**

For each calendar year, the employee will be eligible to participate in WLG's stock option plan and to receive, subject to the determination of the Board, options to purchase shares of the WLG's common stock (the "Options"). Such Options will be awarded in the sole discretion of the Board and will have vesting provisions, exercise prices and terms as determined by the Board. The Options shall be issued pursuant to WLG's Stock Incentive Plan and will be evidenced by a Stock Option Grant Agreement. Any such Options will be granted, to the maximum amount of shares currently permitted by law, in the form of incentive stock options and remainder in non-qualified options, as may be appropriate given the employee's place of residence and employment.

9. **Benefits, Expenses and Allowance etc.**

9.1 Housing Allowance: (for tax purposes I will allocate a portion of my salary as a housing allowance)

9.2 Medical Insurance: The employee shall be entitled to the reimbursement of private medical scheme enrolled with IHI Bupa Insurance.

9.3 Car Parking & Petrol: The employee will be entitled to the reimbursement of car parking and petrol expenses on a monthly basis.

9.4 All telephone costs

10. **Annual Leave/Statutory Holidays**

10.1 For each 12-month period of continuous employment with the Company, the employee will be entitled to 30 (working) days paid annual leave.

10.2 For the avoidance of doubt, it is agreed that the aforesaid annual leave of 30 (working) days is in addition to the employee's entitlement to paid statutory holidays in accordance with the Employment Ordinance.

11. **Taxes**

The Employee shall pay all taxes, which he is or may become liable by virtue of his employment with the Company in all relevant jurisdictions according to the laws thereof. The employee is responsible for paying all taxes on his global income. On signing this agreement the employee releases us and the Foreign Company from any claims whatsoever of third parties.

12. **Sickness**

Where the employee is absent from work by reason of his being unfit therefore on account of injury or sickness, the employee will be paid his full salary (inclusive of any statutory sickness allowance to which the Employee may be entitled) up to the maximum number of paid sickness days to which the employee is entitled under the Employment Ordinance.

13. **Confidentiality**

13.1 The employee is aware that in the course of his employment, he will have access to and be entrusted with information in respect of the business or finances of the Company its associated or related companies and their respective dealings transactions and affairs all of which information is or may be confidential.

13.2 The employee shall not (except in the proper course of his duties) during or after his employment divulge to any person whatsoever or otherwise make use of (and shall use all reasonable endeavors to prevent the publication or disclosure of) any trade secrets or any confidential information concerning the business or finances of the Company its associated or related companies, or any of the dealings transactions or affairs of the Company its associated or related companies or any of their respective agents or customers.

13.3 All notes memoranda and records (whether in tangible form or otherwise) of any trade secrets or confidential information concerning the business of the Company or any of

EXHIBIT 10.20

its associated or related companies or their respective agents or customers which shall be acquired received or made by the employee during the course of his employment shall be the property of the Company and shall be surrendered to the Company or someone duly authorized in that behalf at the termination of his employment or at the request of the Company at any time during the course of his employment.

14. General

14.1 Any notice given under the provisions of this Agreement shall be duly served:

(a) on the employee if handed to him personally or left at or sent by letter post to his last known address;

(b) on the Company if left at or sent by letter post to its registered office addressed to its Corporate Secretary.

14.2 This Agreement supersedes any prior agreement between the employee and any company of the Group (whether written or oral) thereby making all the previous agreements invalid. The parties confirm that they have not entered into this Agreement on the basis of any representations that are not expressly incorporated in this Agreement.

14.3 No amendment to this Agreement shall be effective unless the amendment is in writing and signed by the Company and the employee.

14.4 In making any assignment of duties, instructions, prescriptions, directions or requirements under Clauses 4.1(a), 4.2, 5, or 6, the Company shall not act irrationally or perversely.

14.5 Any failure by a party to comply with any obligation, agreement or condition herein may be waived by the other party, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

15. Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of HKSAR and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Courts of Hong Kong.

EXHIBIT 10.20

Notes

As and when appropriate, and with the shareholders and boards' approval, it is agreed that the school fees for the employees' two children will be paid for by the company and that the employee and his family will be entitled to annual return tickets to South Africa. It is also agreed that the employee will be entitled to a company car based on a 3 litre model. Furthermore, the Company shall reimburse demonstrable costs for electricity, gas, water, government rates and the services of a maid. In addition the company will agree to absorb the arising subscription fees for the Clearwater Bay Golf Club.

It is understood that as I am a subject in an ongoing investigation by the US Department of Justice into alleged anti-trust activities by my current employer, that I may be required to travel or attend meetings when required. Legal fees for these activities will be for the account of my current employer.

AS WITNESS this Agreement was entered into the day and year first above written.

SIGNED BY)
For and on behalf of)
WLG Inc.)

In the presence of:)

SIGNED BY)

In the presence of:)